                                                                    EXHIBIT 10.2

                               MEGAPRO TOOLS, INC.

                             STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT, dated as of September 6, 2002 (this "AGREEMENT"), by and among Megapro Tools, Inc., a Nevada corporation (the "COMPANY"), and the stockholders party to this Agreement listed in Schedule 1 (the "STOCKHOLDERS"). Capitalized terms used herein are defined in Section 1.

                              PRELIMINARY STATEMENT

         The Company and its Stockholders desire to promote their mutual interests by imposing certain restrictions and obligations on the Company, and its Stockholders with respect to the Company Securities held by such Stockholders.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereby agree as follows:

         1. DEFINITIONS.

                  (a) For the purposes of this Agreement, the terms listed below shall be defined as follows:

                  "AFFILIATE" means, as to any Person, any entity which controls, is controlled by, or is under common control with, such Person or any entity formed as a result of a reorganization of such Person. Anything in this Agreement to the contrary notwithstanding, for the purposes of this Agreement, no USI Holder shall be deemed an Affiliate of the Company.

                  "AGREEMENT" has the meaning set forth in the introductory paragraph.

                  "BOARD" means the Board of Directors of the Company.

                  "COMPANY" has the meaning set forth in the introductory paragraph.

                  "COMPANY SECURITIES" means the authorized, issued and outstanding common stock or any other equity securities (including, any security convertible into any equity security) issued by the Company.

                  "CROWLEY" means Dennis Crowley.

                   "CROWLEY HOLDERS" means collectively, Crowley, any Immediate Family member of Crowley, any Estate Planning Vehicle of Crowley and any majority-owned Affiliate of Crowley, (including, without limitation, PNC) in each case to whom is directly or indirectly transferred Company Securities.

                  "ESTATE PLANNING VEHICLE" means, with respect to any Stockholder that is a natural person, a Person formed for the estate planning purposes of such Stockholder and for the benefit of one or more members of the Immediate Family of such Stockholder.



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                  "IMMEDIATE FAMILY" means, with respect to any Stockholder that is a natural person, any spouse, parent or descendant (adopted or natural) or sibling of such Stockholder, or any custodian or trustee for the account or benefit of such Person.

                  "MAJORITY CROWLEY HOLDERS" means, at any time, Crowley Holders holding Voting Securities representing a majority of the Voting Securities then held by all Crowley Holders.

                  "MAJORITY HOLDERS" means, at any time, Stockholders holding a majority in interest of the Voting Securities at such time.

                  "MAJORITY USI HOLDERS" means, at any time, USI Holders holding Voting Securities representing a majority of Voting Securities then held by all USI Holders.

                  "NOTICE OF ACCEPTANCE" has the meaning set forth in Section 6(a).

                   "OFFER" has the meaning set forth in Section 6(a).

                  "OFFERED SECURITIES" has the meaning set forth in Section
6(a).

                  "OTHER STOCKHOLDERS" has the meaning set forth in Section 3.

                   "PARTICIPATION OFFER" has the meaning set forth in Section 3.

                  "PERSON" means any corporation, partnership (including, without limitation, a limited partnership), limited liability company, limited liability partnership, business trust, individual, trust, estate, legal representative or other entity.

                  "PNC" means PNC Tool Holdings LLC, a Neveda limited liability company.

                  "SECTION 3 NOTICE" has the meaning set forth in Section 3.

                  "SECTION 3 SALE" has the meaning set forth in Section 3.

                  "SECTION 3 TRANSFEROR" has the meaning set forth in Section 3.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                  "STOCKHOLDER" means any Person that owns any Company Securities and that is a party to this Agreement.

                  "STOCK PURCHASE AGREEMENT" has the meaning set forth in
Section 5.

                  "TRANSFER" means the transfer, sale, gift, bequest, exchange, assignment, mortgage, pledge, encumbrance or any other disposition, whether voluntary or involuntary, of any nature whatsoever, affecting title to Company Securities or any interest therein.

                  "USI" means USI Mayfair Limited, a company organized under the laws of England.

                  "USI DIRECTOR" has the meaning set forth in Section 5(a).




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                  "USI HOLDERS" means, collectively, USI or any of its
Affiliate, in each case to whom is directly or indirectly Transferred Company Securities.

                  "UNRESTRICTED TRANSFERS" has the meaning set forth in Section
4.

                  "VOTING SECURITIES" means, at any time, the then issued and outstanding shares of voting common stock of the Company plus all other shares of voting Company Securities then outstanding.

(b) Unless the context otherwise requires (i) a term has the meaning assigned to it; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) provisions apply to successive events and transactions; and (iv) "herein," "thereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

         2. TRANSFERS OF STOCK - GENERAL.

                  (a) Except for any Unrestricted Transfer, each Stockholder agrees that it shall not Transfer any Company Securities during the period (the "LOCK-UP PERIOD") commencing on the date hereof and ending on the two year anniversary of the date hereof; it being agreed that any Transfer of any Company Securities made in violation of this Agreement shall not be effective and shall not be recorded on the stock record books of the Company. Without limiting the generality of the foregoing, the parties agree that any modification to the beneficial ownership of any Crowley Holder (other than a Crowley Holder that is an individual) shall constitute a Transfer of Company Securities in violation of this Section 2(a) unless such would otherwise constitute an Unrestricted Transfer and complies with Section 2(b) - it being agreed that each beneficial owner of each Crowley Holder shall unconditionally and absolutely guarantee the obligations of such Crowley Holder hereunder, in form and substance reasonably satisfactory to the Majority USI Holders.

                  (b) Any Stockholder anticipating making a Transfer of Company Securities shall promptly notify the Company, and the Company shall promptly notify the other Stockholders of the name of each transferee and the anticipated date of such proposed Transfer. In addition to the other terms and conditions precedent to the Transfer of any Company Securities set forth in this Agreement (and notwithstanding anything in this Agreement to the contrary), no Stockholder shall Transfer any Company Securities to any Person during the Lock-Up Period unless such Person shall become a party to this Agreement, and thereby agrees in writing to be bound by all the terms hereof. For the avoidance of doubt, the foregoing condition shall apply to all Transfers including, without limitation, Unrestricted Transfers.

         3. TAG-ALONG RIGHTS. Except in the case of an (y) Unrestricted Transfer or (z) a Transfer of Company Securities registered under the Securities Act to a non-Affiliated third Person effected through an ordinary course open market transaction, if at any time after the Lock-Up Period, one or more Stockholders (a "SECTION 3 TRANSFEROR") propose to Transfer to one or more Persons any Company Securities in one or a series of more than one transactions where the consideration (whether in cash or in-kind) being paid for such Company Securities is in excess of $10,000 (a "SECTION 3 SALE"), then the Section 3 Transferor shall give written notice (the "SECTION 3 NOTICE") to the other Stockholders holding such Company Securities (the "OTHER STOCKHOLDERS") of such proposal at least thirty (30) days prior to effecting such Section 3 Sale. The
Section 3 Notice shall specify (i) the Company Securities proposed to be Transferred and the consideration for which the Section 3 Transferor proposes to make such Section 3 Sale and (ii) that each Other Stockholder may request to have included in the proposed Section 3 Sale such Other Stockholder's pro rata portion (based on such Other Stockholder's aggregate holdings of such Company Securities relative the aggregate holdings of all such Company Securities held by all the Stockholders) of the Company Securities to be Transferred (the "PARTICIPATION OFFER"). At any time after receipt of the Section 3 Notice (but in no event more than 10 days), if any Other Stockholder shall accept the Participation Offer, the Section 3 Transferor shall reduce, to the extent necessary, the number of shares of Company Securities it otherwise would have sold in the proposed Transfer so as to permit those Other Stockholders who have



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accepted the Participation Offer to sell the number of shares of Company
Securities, if applicable, that they are entitled to sell under this Section 3. If the Participation Offer has been accepted with respect to any Company Securities proposed to be Transferred, then the Section 3 Transferor may not effect any Transfer of any Company Securities to any transferee unless such transferee shall also purchase from the Other Stockholders accepting such Participation Offer the Company Securities permitted to be included by such Other Stockholders in such Transfer pursuant to this Section 3; PROVIDED, HOWEVER, that such transferee need not purchase any Company Securities from any particular Other Stockholder (and may instead purchase a like number of such Company Securities at the same price from the Section 3 Transferor) if such Other Stockholder who has accepted such Participation Offer refuses to enter into any applicable agreements between the Section 3 Transferor and the transferee on the same terms as are applicable to the Section 3 Transferor.

         4. UNRESTRICTED TRANSFERS. The following Transfers ("UNRESTRICTED TRANSFERS") are excepted from the operation of the restrictions provided for in Sections 2(a) and 3 of this Agreement; PROVIDED, that in the event of any such Transfer, all references to the Company Securities of a Stockholder in this Agreement shall be deemed to include all Company Securities so Transferred and all references to a Stockholder in this Agreement shall be deemed to include any and all Persons to whom such Company Securities are Transferred:

                  (a) Transfers from any Stockholder to any Affiliate of such Stockholder;

                  (b) Transfers from any Stockholder to any other Stockholder;

                  (c) Transfers from Crowley to any member of the Immediate Family of Crowley or any Estate Planning Vehicle of Crowley;

                  (d) Transfers (as collateral security) by any USI Holder to one or more third party banks or financial institutions; and

                  (e) In the case of any Stockholder that is not natural persons, Transfers to non-Affiliates of such Stockholder resulting from a bona fide merger, stock sale, sale of all or substantially all the assets of such Stockholder or other business combination transaction involving such Stockholder, provided, that the provisions of this clause (e) shall not apply in the case of any such transaction effected with the intent of circumventing the Transfer restrictions this Agreement (it being agreed that in the case of a dispute relating to this clause (e) the burden of proof as to whether any transaction was effected with the intent of not circumventing this Agreement shall be borne by the Stockholder proposing to effect such transaction).

         5. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS. Crowley represents, warrants and covenants to USI that (a) he is the 100 percent beneficial owner of PNC and no other person or entity has any equity interest of any kind or nature in or to PNC on the date hereof; (b) except as disclosed in the Stock Purchase Agreement, dated August 23, 2002 (the "STOCK PURCHASE AGREEMENT") by and among, the Company, USI and S and J Acquisition Corp., he has no interest (equity or debt) in the Company of any kind or nature, (c) he unconditionally and absolutely guarantees all the obligations of each Crowley Holder and the Company hereunder and the obligations of the Company under
Section 6.06 of the Stock Purchase Agreement- it being agreed that such guarantee shall constitute a primary obligation of Crowley (as if he were the obligor in each such case) and shall not be subject to any off-set or defense of any kind or nature (all of same being irrevocably waived by Crowley), provided that the foregoing guarantee shall not apply to the extent that the facts or circumstances given rise to such guarantee obligation are outside the control of



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Crowley and in all events such guarantee obligation shall expire on the two year anniversary of the date hereof (except that claims made prior to such two year anniversary under this guarantee shall expire upon the final resolution of such claims); (d) the Crowley Holders do not own at least 5% of the stock of USI or U.S. Industries, Inc. for the purposes of Section 304(c)(3)(B) of the Internal Revenue Code of 1986, as amended; (e) the Crowley Holders have no present plan or intention to acquire additional equity securities of Seller USI or the Company; and (f) the Crowley Holders will not acquire any additional equity securities of USI, U.S. Industries, Inc. or the Company during the four months period after the date hereof without having received USI's prior written consent to such acquisition, which consent may be granted or withheld by USI in its sole and absolute discretion.

         6. PRE-EMPTIVE RIGHTS.

                  (a) Subject to Section 6(e), the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any Company Securities or (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any Company Securities, (collectively, the "OFFERED SECURITIES"), unless in each such case the Company shall have first complied with this Section 6. The Company shall deliver to the Stockholders a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "OFFER"), which Offer shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which the Offered Securities are to be offered, issued, sold or exchanged, and (C) offer to issue and sell to or exchange with the Stockholders up to their respective pro rata portion of such Offered Securities. Subject to the last sentence of this Section 6(a), each Stockholder's pro rata portion of the Offered Securities shall be determined by multiplying seventy-five percent (75%) of the aggregate amount of the Offered Securities by a fraction, the numerator of which is the number of shares of Voting Securities then held by such Stockholder and the denominator of which is the number of shares of Voting Securities then outstanding. Each Stockholder shall have the right, for a period of twenty (20) days following delivery of the Offer, to purchase or acquire such Stockholder's pro rata portion of the Offered Securities at the price and upon the other terms specified in the Offer. The Offer, by its terms, shall remain open and irrevocable for such twenty (20) day period. To accept an Offer, in whole or in part (provided, however, that the Stockholders may only elect to purchase part of the Offered Securities if the Offer is not contingent on the sale to the prospective purchaser of all of the Offered Securities), such Stockholder must deliver a written notice ("NOTICE OF ACCEPTANCE") to the Company prior to the end of the twenty (20) day period of the Offer, setting forth the portion (or all, if the Offer is contingent upon the sale to the prospective purchaser of all of the Offered Securities) of such Stockholder's pro rata portion of the Offered Securities that such Stockholder elects to purchase. In addition, each Stockholder shall have the right to purchase (which right shall be exercised by notice to such effect in the Notice Of Acceptance) any Offered Securities not accepted by any other Stockholder, in which case the Offered Securities not accepted by any such other Stockholders shall be deemed, on the same terms and conditions, to be offered from time to time during such twenty (20) day period to and accepted by such Stockholders who exercised their options under this sentence ratably based on their interests in the Company or as they may otherwise agree.

                  (b) If a Notice of Acceptance is not given by a Stockholder in respect of such Stockholder's pro rata portion of the Offered Securities, the Company shall have ninety (90) days from the expiration of the twenty (20) day period to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given, but only to the offerees or purchasers described in the Offer and only upon terms and conditions (including, without limitation, price per share) which are not more favorable, in the aggregate, to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.



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                  (c) Upon the closing of the issuance, sale or exchange of the
Offered Securities that are subject to a Notice of Acceptance, the Stockholders shall acquire from the Company, and the Company shall issue to the Stockholders, the number of Offered Securities specified in the Notice of Acceptance, upon the terms and conditions specified in the Offer. The purchase by the Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Stockholders of a purchase agreement relating to such Offered Securities that is reasonably satisfactory in form and substance to the Stockholders and their counsel and in compliance with all applicable securities laws.

                  (d) Any Offered Securities that are not acquired by the Stockholders or the offerees or purchasers described in the Offer in accordance with this Section 6 may not be issued, sold or exchanged until they are again offered to the Stockholders under the procedures specified in this Section 6.

                  (e) Notwithstanding the foregoing, the pre-emptive rights of the Stockholders arising under this Section 6 shall not apply to: (i) the issuance by the Company of Offered Securities to employees, directors or consultants of the Company pursuant to any Company stock option or other equity incentive plan, in connection with an employment or consulting agreement or arrangement with the Company, or in exchange for other securities of the Company (including, without limitation, options granted under option plans) held by any such employees, directors or consultants; or (ii) Offered Securities issued in connection with the acquisition of the business of another entity, whether by the purchase of equity securities, assets or otherwise; or (iii) Offered Securities issued as a stock dividend to Stockholders or upon any subdivision or combination of Company Securities; or (iii) Offered Securities issued pursuant to or as contemplated by that certain Stock Purchase Agreement, dated as of the August ___, 2001 by and between USI and the Company; or (iv) Offered Securities sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act; or (v) capital stock or securities exercisable for or convertible into such capital stock issued in connection with any equipment leases or borrowings, direct or indirect, from third-party financial or other institutions regularly engaged in such businesses; or (vi) any warrants issued without consideration or for nominal consideration in connection with any third-party debt financings; or (vii) any performance-based equity issued to third-parties in connection with strategic relationships.

                  (f) The failure of any Stockholder to exercise its rights under this Section 6 shall not be deemed to be a waiver of its rights hereunder in connection with any subsequent issuance, sale or exchange, or agreement to issue, sell or exchange, or reservation or setting aside for issuance, sale or exchange, of Offered Securities.

         7. NOTATION ON CERTIFICATES. The certificates representing Company Securities held by the Stockholder(s) shall be endorsed with appropriate legends referring to the federal securities laws and any applicable state securities laws and they shall also be endorsed with a legend that is to read substantially as follows:

                  "THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS AND TRANSFER RESTRICTIONS OF A STOCKHOLDERS' AGREEMENT, BETWEEN THE ISSUER OF THIS CERTIFICATE AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE ISSUER OF THIS CERTIFICATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SIGNIFICANT



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                  RESTRICTIONS, INCLUDING, WITHOUT LIMITATION, CERTAIN TAG-ALONG
                  RIGHTS THAT ARE SET FORTH IN SUCH STOCKHOLDERS' AGREEMENT."

         8. INFORMATION RIGHTS. The Company will permit each Stockholder on reasonable notice to visit and inspect during normal business hours any of the properties of the Company and to examine its books and records, and to discuss with its officers the business and affairs of the Company, at such reasonable times as such persons may desire without disruption of the Company's normal business and affairs for any reasonable purpose relating to its investment in the Company. As soon as available, the Company will deliver to each Stockholder copies of all reports, filings and other documents filed by the Company at the Securities Exchange Commission or any other governmental authority, or to the extent made available to the Company, filed by any person or entity in respect of the Company at the Securities Exchange Commission or any other governmental entity.

         9. WAIVER AND MODIFICATION. The Company by majority vote of its directors, or any Stockholder by written consent, may waive its respective rights hereunder either generally or with respect to one or more specific Transfers which have been proposed, attempted or made. This Agreement may be modified by majority vote of the directors of the Company and the written consent of the Majority USI Holders and the Majority Crowley Holders; provided, that if any such modification is detrimental in any material respect to any Stockholder (other than any USI Holder or any Crowley Holder), then such modification shall require the written consent of such Stockholder.

         10. ADDITIONAL STOCK; LEGAL OPINION. This Agreement shall include and apply to any additional Company Securities hereafter acquired by any Stockholder or any subsequent party to this Agreement. If requested in writing by a Stockholder, the Company shall deliver to such Stockholder a legal opinion from counsel reasonably acceptable to such Stockholder to the effect that (a) the Company had full corporate power and authority to issue such Company Securities,
(b) the issuance of such Company Securities was duly authorized by all necessary corporate action of the Company, (c) the issuance of such Company Securities did not conflict with, violate (or otherwise create a default under) the Articles of Incorporation or bylaws of the Company, or, to the knowledge of such counsel, the terms of any contract or other binding arrangement to which the Company was a party or otherwise bound at the time of such issuance, and (d) such Company Securities were validly issued, fully paid and non-assessable.

         11. BINDING EFFECT; FURTHER ASSURANCES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, permitted assigns and other transferees, including Persons who purchase or receive any Company Securities from a Stockholder, and the parties hereto agree for themselves and their respective heirs, executors, administrators, successors, permitted assigns and other transferees to execute any instruments which may be necessary or proper to carry out the purposes and intent of this Agreement.

         12. NOTICES. All notices hereunder shall be in writing and shall be hand delivered or sent by express, registered or certified mail, postage prepaid, return receipt requested, or reputable overnight courier service, to the Company at its address as set forth in the signature page hereto, and to the Stockholders at their last addresses shown on the records of the Company. All such notices shall be deemed to have been duly given (a) if delivered by hand, when delivered, (b) if delivered by express mail or reputable overnight courier service, when delivered, and (c) if sent by registered or certified mail, five
(5) days after being deposited in the mail.

         13. TERM. This Agreement shall terminate on the earliest of (a) upon the dissolution, bankruptcy, or insolvency of the Company, or any assignment of all or substantially all of the Company's assets for the benefit of any creditor of the Company, (b) by mutual agreement of the Company, the Majority USI Holders and the Majority Crowley Holder and (c) the five year anniversary of the date


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hereof. In addition, if at any time, any one Stockholder ceases to beneficially own at least five percent (5%) of the Voting Securities, then the rights and obligations of such Stockholder hereunder shall automatically terminate for so long as such Stockholder continues to beneficially own less than five (5%) of the Voting Securities; provided, that for the purposes of this sentence all USI Holders shall be deemed to be one Stockholder, all Crowley Holders shall be deemed one Stockholder. For the avoidance of doubt, if the rights and obligations of any one Stockholder shall automatically terminate pursuant to the immediately preceding sentence, then this Agreement shall automatically be deemed modified to delete all references such Stockholder in this Agreement.

         14. GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be construed under and governed by the laws of the State of Nevada, without giving effect to its conflicts of laws principles. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         15. ENTIRE AGREEMENT; SEVERABILITY. This Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated, it being the intent of the parties that they would have executed the remaining portion of the Agreement without including any part or portion that may for any reason be declared invalid.

         16. COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

         17. SPECIFIC PERFORMANCE. Each of the parties agrees that damages for a breach of or default under this Agreement would be inadequate and that in addition to all other remedies available at law or in equity that the parties and their successors and assigns shall be entitled to specific performance or injunctive relief, or both, in the event of a breach or a threatened breach of this Agreement.

                            [signature pages follow]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       USI MAYFAIR LIMITED


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       MEGAPRO TOOLS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       PNC TOOL HOLDINGS LLC



                                       By:
                                          --------------------------------------
                                              Name:
                                              Title:


                                       -----------------------------------------
                                       Dennis Crowley








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